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                                                                      EXHIBIT 10


                                 BIG LOTS, INC.
                         1996 PERFORMANCE INCENTIVE PLAN

     1. PURPOSE. The Big Lots, Inc. 1996 Performance Incentive Plan (the "Plan") has been adopted to promote the long-term success of Big Lots, Inc. (the "Company") for the benefit of the Company's stockholders by encouraging and creating significant ownership of Big Lots, Inc. Common Stock, $.01 par value ("Common Stock" or "shares"), by employees of the Company and its subsidiary corporations ("Subsidiaries"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Additional purposes of the Plan include generating meaningful incentive to participants to make substantial contributions to the Company's future success and to enhance the Company's abilities to attract and retain persons who will make such contributions. These purposes are to be accomplished through stock options, restricted stock, performance units, and stock equivalent units.

     2. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1996, subject to approval and modification by the Company's stockholders no later than September 1, 1996. Awards may occur and shares may be issued under the Plan on or after January 1, 1996 and prior to stockholder approval, subject to the condition that any transactions under the Plan shall be rescinded in the event that stockholders have not approved the Plan by September 1, 1996.

     3. COMMON SHARES AVAILABLE. Subject to adjustments contemplated by Section 4, the maximum number of newly issued shares of Common Stock that will be available for issuance under the Plan shall be 2,000,000 shares, plus an additional one percent (1%) of the total number of issued shares of Common Stock (including treasury shares) as of the start of each of the Company's fiscal years (currently comprised of a 52/53 week Fiscal Year which ends on the Saturday nearest to January 31) that the Plan is in effect (including shares exchanged in exercising stock options as contemplated by Section 5). Any shares available but unissued in any given fiscal year shall continue to be available for use in subsequent fiscal years. In any event, the total awards of stock options or restricted stock outstanding and shares available for use under the Plan combined with any awards of stock options or restricted stock outstanding from the Company's 1987 Restricted Stock Plan, Executive Stock Option and Stock Appreciation Rights Plan, and Director Stock Option Plan, respectively, shall not exceed fifteen percent (15%) of the total shares of issued and outstanding Common Stock as of any measurement date. The aggregate number of shares that can be issued under the Plan by virtue of the exercise of incentive stock options ("ISO"), which are intended to be qualified under Section 422 of the Code, shall be limited to 5,000,000 shares. Any shares that may be issued under the Plan may be either authorized but unissued shares or issued shares reacquired by the Company and that are being held as treasury shares, or shares acquired and held for the benefit of the Plan pursuant to a written agreement with the Company. In the event that the Committee enters into such an agreement with one or more third persons to acquire shares of the Company's Common Stock in the market for use by the Plan, such market acquired shares shall not be subject to or included in any calculations of shares available in any fiscal year.

     4. ADJUSTMENTS AND REORGANIZATIONS. The Committee may make such adjustments to Awards made under the Plan (including the terms, exercise price and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price, or share status, provided that any such actions are consistently and equitably applied to all affected participants; provided, that, notwithstanding any other provision hereof, insofar as any Award is subject to performance goals established to qualify payments thereunder as "performance-based compensation" as described in Section 162(m) of the Code, the Committee shall have no power to adjust such Awards other than (i) discretion to decrease (but not



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increase) compensation and (ii) the power to adjust Awards for corporate transactions, in either case to the extent permissible under regulations interpreting Code Section 162(m).

     In the event of any stock dividend, stock split, extraordinary dividend, combination or exchange of shares, merger, reorganization, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the number of shares or the Company's capitalization, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of shares that may be issued under the Plan; (ii) the number of shares relating to each outstanding Award made or assumed under the Plan; and (iii) the price per share for any outstanding stock options awarded or assumed under the Plan. If an equitable adjustment cannot be made or the Committee determines that future adjustments are necessary, the Committee shall make such equitable adjustment under the Plan as it determines will fairly preserve the intended benefits of the Plan to the participants and the Company. In addition, any shares issued by the Company through the assumption or substitution of outstanding securities or commitments to issue securities from an acquired company or other entity shall not reduce the shares available for issuance under the Plan.

     5. SHARE USAGE. If Awards made or assumed under the Plan expire or are canceled without either the issuance of shares or a settlement in cash in lieu of the issuance of shares, the shares of stock covered by such Awards shall remain available for issuance under the Plan. Further, any shares which are exchanged (whether actual or constructive) by a participant as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option awarded or assumed under the Plan shall be added to the aggregate number of shares available for issuance, but not added to the maximum number of shares available for issuance pursuant to ISO Awards.

     6. TERM OF THE PLAN. The term of this Plan shall be from January 1, 1996, until 5:00 p.m. Eastern time on February 3, 2006, unless sooner terminated by the Board. Outstanding Awards shall continue to be effective and governed by this Plan until they expire by their terms as provided in their respective Award Agreements even though their expiration dates may be subsequent to the termination of this Plan.

     7. PLAN ADMINISTRATION.

     7.1 Committee. A committee appointed by the Board (the "Committee") shall be responsible for administering this Plan. The Committee shall be comprised of three or more members of the Board who shall, to the extent required, qualify to administer this Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") (or any successor rule) and "Outside Directors" as that term is used in Section 162(m) of the Code and regulations promulgated thereunder. Without limiting the foregoing, except as otherwise designated by the Board, the Committee shall be the Compensation Committee of the Board.

     7.2 Powers of the Committee. Subject only to the express restrictions and limitations otherwise set forth in the Plan, the Committee shall have sole, absolute and full authority and power to:

        (a) Interpret this Plan and undertake such actions and make such determinations and decisions as it deems necessary and appropriate to carry out the Plan intent;

        (b) Determine eligibility of participants and select individuals to receive Awards;

        (c) Determine the nature and amount of each Award;


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        (d) Decide the type of Award instrument to be made to each participant and the terms and conditions applicable to each such Award;

        (e) Award instruments in isolation, in addition to, in tandem with, or in substitution for other instruments made under this Plan or Awards made under any other plan of the Company or any options assumed under the Plan;

        (f) Enter into agreements evidencing Awards made under this Plan and their respective terms and conditions ("Award Agreements");

        (g) Correct any defect, supply any omission, reconcile any inconsistency in the Plan or any Award instrument in the manner and to the extent the Committee deems necessary or desirable;

        (h) Establish, amend and rescind rules and regulations relating to this Plan, provided that no such rule or regulation shall be effective to the extent that its effect would cause the Plan or any transaction to not comply with Rule 16b-3 under the 1934 Act; and

        (i) Take any other action necessary to the administration of this Plan, provided that no such action shall be effective to the extent that the effect of the action would cause the Plan or any transaction to not comply with Rule 16b-3 under the 1934 Act.

     7.3 Delegation of Authority. The Committee may designate persons other than members of the Committee or the Board to carry-out its responsibilities subject to such limitations, restrictions and conditions as it may prescribe, except that the Committee may not delegate its authority with regards to the awarding of options to persons subject to Sections 16(a) and 16(b) of the 1934 Act. Further, the Committee may not delegate its authority if such delegation would cause this Plan not to comply with the requirements of Rule 16b-3 or any successor rule under the 1934 Act.

     7.4 Documentation of Awards. All Awards made under this Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall determine.

     7.5 Indemnification. The Company may make such indemnification arrangements for the Committee and its delegated appointees as shall be permitted by its Articles of Incorporation, Bylaws and any applicable law.

     8. ELIGIBILITY. Any salaried employee, consultant or advisor of the Company and its Subsidiaries shall be eligible to be designated, in the discretion of the Committee, a participant of this Plan, provided such eligibility would not jeopardize this Plan's compliance with Rule 16b-3 under the 1934 Act or any successor rule. For purposes of this Plan, a consultant or advisor shall be eligible only if bona fide services are being rendered pursuant to a valid written agreement between the consultant or advisor and the Company, and the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction.

     9. AWARDS. Awards may be made singly, in combination or in tandem to the extent allowable under the Code and regulations promulgated thereunder. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, Awards or rights under any other employee benefit or compensation plan of the Company and Subsidiaries, including any such employee benefit or compensation plan of any acquired entity. Each Award shall be created upon and evidenced by an Award Agreement. No Award shall be required to be similar to any other Award made by the Committee.


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     9.1 Stock Options. A stock option shall confer on a participant the right to purchase a specified number of shares from the Company subject to the terms and conditions of the stock option Award. Options awarded under the Plan may be:
(i) Options which are intended to qualify and are clearly identified as ISOs under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code")(ISOs); (ii) Options which are not so intended to qualify under Section 422 of the Code (NQSOs); or (iii) both of the foregoing if awarded separately, not in tandem. Any stock option not specifically designated as intended to qualify as an ISO shall constitute an NQSO.

     In the case of Options intended to be ISOs, the exercise price per share shall not be less than the fair market value of the underlying common stock on the date of the Award. The fair market value, determined at the time of awarding the Option to a participant, of shares of Common Stock with respect to which ISOs are exercisable for the first time by such participant during any calendar year (under all plans of the participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. In the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code) at the time an Option which is intended to qualify as an ISO under Section 422 of the Code is awarded, the price per share of Common Stock at which such Option may be exercised shall not be less than 110% of the fair market value of the Common Stock at the time such Option is awarded.

     NQSOs may be awarded to any Plan participant without regard to such fair market value limitation, provided that in any event the exercise price of any NQSO shall be at least the price per share of the fair market value of the underlying Common Stock on the date of the Award.

     In any award of stock options under this Plan, the fair market value of the Common Stock shall be the volume weighted average trading price of the Common Stock on the New York Stock Exchange on the Award Date.

     The Committee shall have the discretion to award SARs with or without stock options to purchase shares of Common Stock on such terms and conditions provided in the Award Agreement as it deems appropriate (including any limit on aggregate appreciation). The Committee may award an SAR concurrently with the award of an Option or, in the case of an Option which is not an ISO, with respect to an outstanding option. A tandem Option/SAR will allow a participant to surrender an Option or portion thereof and to receive payment from the Corporation in an amount equal to the excess of the aggregate fair market value of the shares of Common Stock with respect to which the Option is surrendered over the aggregate option price of such shares. An SAR shall be exercisable no sooner than six
(6)months after it is awarded and thereafter at any time prior to its stated expiration date, but only to the extent the related Option may be exercised. SARs may be settled in shares of Common Stock, cash or a combination of shares and cash, as provided in the SAR Award Agreement. Shares as to which any Option is so surrendered shall not be available for future option Awards hereunder.

     The Award price per share of Common Stock of a SAR shall be fixed in the Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the Award. The Fair Market Value shall be determined in the same manner as described above.

     9.2 Performance Units. The Committee shall have the discretion to award instruments which designate an Award of cash or its equivalent, which upon satisfaction of the criteria set forth in the Award Agreement may become payable to the Award recipient in the form of cash, stock, stock options, annuities, or such other form as is deemed appropriate by the Committee. Performance Units may vest in such manner as described in Section 10 below, subject to the provision of Section 13 and upon



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satisfaction of such criteria as the Committee shall deem appropriate. At the discretion of the Committee, Performance Units may but need not convert into securities or derivative securities at such time or times and in such manner as is set forth in the Award Agreement.

     9.3 Restricted Stock. The Committee shall have the discretion to award shares of any series or class of common stock of the Corporation which have been duly listed with one or more stock exchanges, and which have been duly authorized and reserved for purposes of the Plan; provided that such shares shall be restricted against any disposition, transfer or negotiation by sale, hypothecation, pledge or otherwise except in keeping with the vesting and other criteria established by the Committee at the time of Award ("Restricted Stock"). The Committee shall establish vesting criteria consistent with Sections 10 and 11, respectively.

     9.4 Stock Equivalent Units. The Committee shall have the discretion to create and award one or more series or class of Stock Equivalent Units. The Committee shall set forth the specific terms appurtenant to each series or class of Stock Equivalent Units. No Stock Equivalent Units shall at any time be deemed to constitute or convey equity ownership, or a fractional share thereof in the Company, its assets, or in any other person, entity or assets; and all Stock Equivalent Units shall be restricted against any disposition, transfer or negotiation by sale, hypothecation, pledge or otherwise.

     10. PERFORMANCE-BASED COMPENSATION. Unless expressly waived (either with respect to an individual or a class of individuals) in writing by the Committee, Awards of Performance Units, Restricted Stock, and Stock Equivalent Units are subject to the provisions of this Section 10 in addition to other provisions of this Plan to the extent that the Committee intends to establish performance goals applicable to Performance Units, Restricted Stock, and Stock Equivalent Units awarded to participants in such a manner as shall permit payouts with respect thereto to qualify as "performance-based compensation" as described in
Section 162(m)(4)(C) of the Code. In the event of an express waiver by the Committee, any award of Restricted Stock that does not require vesting based upon one or more of the provisions described in this Section 10, in any event shall not fully vest within a period of less than three (3) years from the date of the award.

     10.1 Awards subject to this Section must vest solely on the attainment of one or more objective performance goals unrelated to term of employment. Awards will also be subject to the general vesting of Award provisions provided in
Section 15.

     10.2 The Committee must establish the goals in writing no later than ninety
(90) days after commencement of the period of service to which the performance goal relates. The outcome of the goal must be substantially uncertain at the time the Committee actually established the goal.

     10.3 The performance goal must state, in terms of an objective formula or standard, the method for computing the amount payable to the participant if the goal is attained.

     10.4 The performance goal formula or standard must specify the individual employee(s) or class of employees to which it applies.

     10.5 The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal.

     10.6 The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets each determined in accordance with generally accepted



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accounting principles or similar objective standards (or each as may appear in the annual report to stockholders):

        (a) Income (loss) per common share from continuing operations as disclosed in the Company's annual report to stockholders for a particular fiscal year; or

        (b) Income (loss) per common share from income as disclosed in the Company's annual report to stockholders for a particular fiscal year; or

        (c) Operating income or Income from operations (as the case may be); or

        (d) Income before unusual or infrequent items; or

        (e) Income (loss) from continuing operations; or

        (f) Income (loss) from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

        (g) Income (loss) before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

        (h) Any other objective and specific income (loss) category that appears as a line item in the annual report to shareholders; or

        (i) Any of items (c) through (h) on a weighted average common shares outstanding basis; or

        (j) Any of items (a) through (i) on a diluted basis as defined in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company's annual report to stockholders; or

        (k) Common stock price; or

        (l) Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders; or

        (m) Net income (loss); or

        (n) Percentage increase in comparable store sales as disclosed in the Company's annual report; or

        (o) Gross profit or gross margin; or

        (p) Earnings before interest and taxes ("EBIT"); or

        (q) Earnings before interest, taxes, depreciation and amortization ("EBITDA"); or

        (r) Economic value added; or

        (s) Any of items (a) through (r) with respect to any subsidiary, affiliate, business unit, business group, business venture or legal entity including any combination thereof or controlled directly or



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indirectly by the Company whether or not such information is included in the
Company's annual report to stockholders, proxy statement or notice of annual meeting of stockholders; or

     (t) Any of items (a) through (r) above may be determined before or after a minority interest's share as designated by the Committee; or

     (u) Any of items (a) through (r) above with respect to the period of service to which the performance goal relates whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meetings of stockholders; or

     (v) Total stockholder return ranking position meaning the relative placement of the Company's total stockholder return (as determined in (l) above) compared to those publicly held companies in the Company's peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight (8) and not more than sixteen (16) companies, including the Company.

     With respect to items (a), (b), (i) and (j) above, other terminology may be used for "income (loss) per common share" (such as "Basic EPS", "earnings per common share", "diluted EPS", or "earnings per common share-assuming dilution") as contemplated by Statement of Financial Accounting Standards No. 128.

     The Committee in its sole discretion in setting the goals/targets in the time prescribed in Section 5.3 may make equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or non-recurring events for the following qualifying objective items: asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superceded; acquisition-related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates; tax settlements; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management's discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superceded; and compensation charges related to stock option activity.

     A combination of target criteria may be used with a particular Award Agreement.

     10.7 The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied.

     10.8 Any terms used in this Section 10 are to be interpreted consistently with Section 162(m) of the Code and regulations promulgated thereunder.

     11. LIMITATION ON AWARDS.

     11.1 Stock Options and SARs. In no event shall the number of shares of Common Stock subject to Stock Options plus the number of shares underlying SARs awarded to any one participant for any fiscal year exceed 1,000,000 shares.



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     If an option is cancelled before it expires, the cancelled option continues to be counted against the maximum number of shares for which options may be awarded to that individual for that fiscal year. If, after an Award, the exercise price of an option is reduced, the transaction is treated as a cancellation of the option and the award of a new option. In such a case, both the option that is deemed cancelled and the new option that is deemed awarded reduce the maximum number of shares that can be awarded to any one participant. Similar treatment is afforded to SARs where, after an Award is made, the Award price is reduced.

     11.2 Performance and Stock Equivalent Units. With respect to these units, the maximum amount of compensation that may be paid (within the meaning of Section 162(m) of the Code) to any one participant with respect to any one fiscal year shall be $2,000,000 (the "Annual Payment Limit"). In the event that the vesting of any Award, other than that caused by Section 18, would result in a payment in excess of the Annual Payment Limit, the balance in excess of the Annual Payment Limit shall be paid in the next succeeding fiscal year.

     11.3 Restricted Stock. In no event shall the number of Restricted Stock shares awarded to any one participant for any fiscal year exceed 1,000,000 shares.

     12. EXERCISE OF OPTIONS AND SARS. Subject to the provisions of the Plan, an Option or an SAR may be exercised at such time or times after the date of Award thereof as may be determined by the Committee at the time of Award, subject to earlier exercise by operation of Section 18 hereof; provided, however, no SAR shall be exercisable for six (6) months after it is awarded.

     In case the employment of any participant to whom an Option or SAR shall have been granted shall be terminated for any reason other than the participant's death or permanent and total disability within the meaning of
Section 422 of the Code, such Option or SAR may be exercised by the participant only during a period not exceeding three (3) months after the date of such termination (but no later than the end of the fixed term of the Option or SAR) and only for the number of shares of Common Stock for which the Option or SAR could have been exercised at the time participant ceased to be an employee.

     If a participant to whom an Option or SAR shall have been granted shall die or become permanently and totally disabled within the meaning of Section 422 of the Code while in the employ of the Corporation, such Option or SAR may be exercised by the participant or the participant's personal representative only during a period not exceeding one (1) year after the date of the participant's death or permanent and total disability (but no later than the end of the fixed term of the Option or SAR) and only for the number of shares of Common Stock for which the Option or SAR could have been exercised at the time the participant died or became permanently and totally disabled.

     In no event may an Option or SAR be exercised after the expiration of its fixed term.

     The recipient of a stock option Award shall pay for the shares at time of exercise in cash or such other form as the Committee may approve, including shares valued at their fair market value on the date of exercise, or in a combination of payment forms; provided however, that Company stock surrendered to satisfy all or a portion of the exercise price was held by the participant of the stock option for at least six (6) months. For purposes of this paragraph, shares of Common Stock tendered as payment of a stock option exercise shall have a fair market value equal to the volume weighted average trading price of the Common Stock as reported by the New York Stock Exchange on the Exercise Date.

     Each Option or SAR awarded under the Plan shall be exercised by execution by the holder of written notice of such exercise and delivery thereof to the Corporation at its principal office at 300 Phillipi Road, Columbus, Ohio 43228-0512, or such other address as the Committee may designate, which notice shall in the case of Options specify the number of shares of Common Stock being purchased, together with payment in full for the shares of Common Stock for which the Option is exercised and in the case of SARs specify the number of SARs exercised, the Options to which such SARs are connected and the cash or the number of shares of Common Stock to be received. Such notice shall comply with such other reasonable requirements as the Committee may establish. Unless the Committee determines to require full payment of the option price in cash, part or all of the option price may be paid in whole shares of Common Stock duly endorsed, or with attached stock powers in blank duly endorsed, for transfer to the Corporation, provided that an additional cash payment is made in such amount as may be required to pay any and all applicable withholding taxes.

     No person, estate or other entity shall have any of the rights of a stockholder with reference to shares of Common Stock subject to an Option or SAR or any Award which converts into Common Stock, or with reference to any share of Restricted Stock until a certificate for the shares without restriction has been delivered to the participant.

     An Option or SAR granted under the Plan may be exercised for any lesser number of shares of Common Stock than the full amount for which it could be exercised, except that an Option or SAR may not be exercised for a fractional share. Such a partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time-to-time in accordance with the Plan for the remaining shares subject to the Option or SAR.

     13. TRADING RESTRICTIONS. The Committee may require that any security, derivative security, restricted stock, or any Award whether or not it involves any of the foregoing, be restricted against the transfer, pledge, conversion, exercise, sale (direct or indirect), or hypothecation, or against any other event, as the Committee may deem appropriate. Such restrictions may take the form of legends appearing on the stock certificate or other instrument evidencing such security, derivative security, or other Award.

     The Committee may establish and enforce from time-to-time restrictions on any participant in this Plan with respect to any trading of other transactions or any nature which involve any instruments awarded under this Plan. Such restrictions may include, but shall not be limited to, quarterly trading periods which require transactions to occur only at specific times or under certain conditions.

     14. DEFERRAL. The Committee may require or permit participants to defer payout of Awards under such rules or procedures as it may establish under each Award Agreement. The deferral shall be executed by a written, irrevocable election by the participant at such time and in such manner as the Committee at its discretion, shall determine, including but not limited to any deferral which could be subject to a Company plan, if available at such time. The Committee shall determine reasonable bases to account for the delay in payout and, where appropriate, shall determine such bases consistent with Code Section 162(m) and the regulations thereunder (to preserve the Company's tax deduction). Such bases may include, for example, the actual rate of return on a predetermined investment (including any decrease as well as any increase in the value of an investment) during the deferral period (whether or not the assets are actually invested therein).

     15. VESTING OF AWARDS. Awards consisting of any form of instrument under this Plan shall vest in the manner designated by the Committee and set forth in the Award instrument provided, however, that, except as provided in the following paragraph, no Award awarded pursuant to this Plan shall vest in less than six (6) months after the date the Award is awarded, and may be based upon the occurrence of events or the satisfaction of criteria which may consist of any measurable standard or combination of standards, and which may include, though shall not be limited to, any one or more of (i) one or more personal performance measurements, (ii) one or more Company performance measurements,
(iii) one or more Company Stock performance measurements, or (iv) passage of time; provided, however, that the term of any stock option which is intended to qualify as an ISO shall not exceed ten
(10) years from the date of Award; and provided, further, that in the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code) at the time any stock option is awarded, the term of such stock option shall not exceed five (5) years from the date of Award.

     16. TRUST DEPOSITS. The Committee may establish one or more revocable and/or irrevocable trusts into which it may elect to deposit cash, securities or derivative securities, or other property for the benefit of any one or more Award recipients, which trust and its contents shall be deemed subject to the general creditors of the Company. The Committee may also establish one or more irrevocable trusts into which it may elect to deposit cash, securities or derivative securities, or other property for the benefit of any one or more Award recipients, which trust and its assets shall not be subject to the claims of the Company's creditors.

     17. NON-TRANSFERABILITY. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order; provided, however, that a participant may, to the extent and in a manner specified by the
Committee: (a) designate in writing a beneficiary to exercise his Award after the participant's death; (b) transfer an option (other than an ISO), SAR or Performance Unit to a revocable inter vivos trust as to which the participant is both the settlor and the trustee; and (c) if the Award Agreement expressly permits, transfer an Award (other than Restricted Stock or an ISO) for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the immediate family of the participant to whom such Award was granted, (x) any trust solely for the benefit of members of the participant's immediate family, or (y) any partnership whose only partners are members of the participant's immediate family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; and (ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 7. For the purposes of this Section 17, "Immediate Family" means, with respect to a particular participant, such participant's spouse, children and grandchildren.

     Notwithstanding the foregoing, each Award (other than restricted stock) granted hereunder to a participant who is an "insider" pursuant to Section 16 of the 1934 Act ("Section 16 participant") shall not be assignable or transferable other than by will or the laws of descent and distribution unless the Committee has determined that such restrictions are not then required for grants under this Plan to satisfy the requirements for the exemption provided by Rule 16b-3 under the 1934 Act (in the form then applicable to the Company), in which event the restrictions set forth in clause (c) of the preceding paragraph shall apply to any such transfer. Notwithstanding the foregoing, a Section 16 participant may, in a manner specified by the Committee and to the extent provided by this Plan, designate a beneficiary to exercise an Award after the participant's death.

     Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

     18. CHANGE IN CONTROL. Notwithstanding any provisions in this Plan to the contrary, but subject to the last sentence of this Section 18, if there occurs any event that results in a Change in Effective Control of the Company, then all of the Awards outstanding under the Plan shall automatically become vested in the Award recipient upon the consummation of such event. As used herein, "Change in Effective Control" means any one or more of the following: (i) any person or group (as defined for purposes of section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors of the Company is replaced within any period of two
(2) years or less by directors not nominated and approved by a majority of the Directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation). Provided, however, the other provisions of this Section 18 notwithstanding, the term "Change in Control" shall not mean any transaction, merger, consolidation, or reorganization in which the Company or CSC exchange or offer to exchange newly issued or treasury shares in an amount of 20% or more, but less than 50%, of the outstanding equity securities of the Company or CSC entitled to vote for the election of directors, for 51% or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than the Company or CSC or an Affiliate thereof (the "Acquired Corporation"), or for all or substantially all of the assets of the Acquired Corporation.

     19. SECTION 83(b) ELECTION. The Committee may prohibit a participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the participant elects to include in such participant's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code, the participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

     20. NOTICE OF DISPOSITION OF COMMON STOCK PRIOR TO THE EXPIRATION OF SPECIFIED ISO HOLDING PERIODS. The Company may require that a participant exercising an ISO give a written representation to the Company, satisfactory in form and substance, upon which the Company may rely, that the participant will report to the Company any disposition of shares acquired via an ISO exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code.

     21. TAX WITHHOLDING. The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the Settlement Date of the applicable Award.

     22. OTHER COMPANY BENEFIT AND COMPENSATION PLANS. Except as expressly determined by the Committee, settlements of Awards received by participants under this program shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or parachute impact severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, programs or arrangements as it deems appropriate or necessary in its absolute discretion.

     23. GENERAL PROVISIONS. The following provisions are applicable to the Plan generally:

     23.1 Future Rights. No person shall have any claim or rights to be awarded an option under the Plan, and no option holder shall have any rights under the Plan to be retained in the employ of the Company.

     23.2 Stockholder Rights. Only upon the issuance of shares to a participant or its agent (and only in respect to such shares) shall the participant obtain the rights of stockholders, subject however, to any limitations imposed by the terms of the applicable option.

     23.3 No Fractional Shares. No fractional shares shall be issued under the Plan and cash shall be paid in lieu of any fractional shares in settlement of stock options exercised under the Plan.

     23.4 Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. Likewise, the Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an option awarded under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     23.5 Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

     23.6 Indemnification of Committee and Agents. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee, and any employees or directors acting as agents of, or carrying out the intentions of, the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Option or SAR, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of the participant's duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     23.7 Plan Amendment. The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's stockholders shall be made which would:

        (a) Increase the total number of shares available for issuance under the Plan (subject to the Committee's discretion provided for in Section 4); or

        (b) Cause the Plan not to comply with Rule 16b-3 or any successor rule under the 1934 Act.

     23.8 Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.